Exhibit 99.1

AMAZON.COM ANNOUNCES FIRST QUARTER SALES UP 23% TO $35.7 BILLION
SEATTLE—(BUSINESS WIRE) April 27, 2017—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its first quarter ended March 31, 2017.
Operating cash flow increased 53% to $17.6 billion for the trailing twelve months, compared with $11.6 billion for the trailing twelve months ended March 31, 2016. Free cash flow increased to $10.2 billion for the trailing twelve months, compared with $6.7 billion for the trailing twelve months ended March 31, 2016. Free cash flow less lease principal repayments increased to $6.2 billion for the trailing twelve months, compared with $3.8 billion for the trailing twelve months ended March 31, 2016. Free cash flow less finance lease principal repayments and assets acquired under capital leases increased to $3.3 billion for the trailing twelve months, compared with $1.9 billion for the trailing twelve months ended March 31, 2016.
Common shares outstanding plus shares underlying stock-based awards totaled 497 million on March 31, 2017, compared with 490 million one year ago.
Net sales increased 23% to $35.7 billion in the first quarter, compared with $29.1 billion in first quarter 2016. Excluding the $492 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 24% compared with first quarter 2016.
Operating income decreased 6% to $1.0 billion in the first quarter, compared with operating income of $1.1 billion in first quarter 2016.
Net income was $724 million in the first quarter, or $1.48 per diluted share, compared with net income of $513 million, or $1.07 per diluted share, in first quarter 2016.

“Our India team is moving fast and delivering for customers and sellers. The team has increased Prime selection by 75% since launching the program nine months ago, increased fulfillment capacity for sellers by 26% already this year, announced 18 Indian Original TV series, and just last week introduced a Fire TV Stick optimized for Indian customers with integrated voice search in English and Hindi,” said Jeff Bezos, Amazon founder and CEO. “We’re grateful that customers are responding — Amazon.in is the most visited and the fastest growing marketplace in India. It’s still Day 1 for e-commerce in India, and I assure you that we’ll keep investing in technology and infrastructure while working hard to invent on behalf of our customers and small and medium businesses in India.”
Highlights

•	For the second year in a row, Amazon.com ranked #1 in corporate reputation in the 23,000-person Harris Poll.

•	U.S. consumers ranked Amazon.com #1 in the American Customer Satisfaction Index, a 10,000-person poll that measures perceptions of quality and value across retailers nationwide.

•	U.K. consumers ranked Amazon.co.uk #1 in customer satisfaction for the second consecutive year based on a 10,000-person poll by the Institute of Customer Service.

•
Amazon Studios’ Original Movies won three Academy Awards including Best Actor (Casey Affleck, Manchester by the Sea), Best Original Screenplay (Kenneth Lonergan, Manchester by the Sea), and Best Foreign Language Film (The Salesman). These titles along with the Oscar-winning film Moonlight will be available for Prime members to stream at no additional cost on Prime Video in 2017.

•
The National Football League (NFL) selected Prime Video as its exclusive partner to deliver a live over-the-top digital stream of Thursday Night Football to tens of millions of Prime members worldwide across devices during the 2017 NFL Season. The Thursday Night Football games will also be available to Prime Video members internationally in over 200 countries and territories.

•
Amazon Video Direct, Amazon’s digital self-publishing service, launched the Film Festival Stars program, designed to establish a distribution model for films screened at major film festivals and provide rights holders with flexibility and control in monetizing their films. Since launch, 15 films have opted-in to the program, including Manifesto starring Cate Blanchett.

•
Amazon introduced Echo Look, an entirely new category of device that combines everything you love about Alexa with a hands-free camera and built-in style assistant. Simply ask Echo Look to take a photo or short video so you can see your outfit from any angle, share your look with friends, or get a second opinion on what to wear using Style Check, which combines machine learning algorithms with advice from fashion specialists.

•
Amazon introduced the all-new Fire TV Stick in India with new features optimized for Indian customers: voice search in Hindi, free data for three months, data monitoring to help customers manage their data usage, and a vast selection of local and global movies and TV shows. The all-new Fire TV Stick also launched in the U.K., Germany, and Japan, offering customers a powerful quad-core processor, voice remote, and the fastest Wi-Fi of any streaming media stick.

•
Amazon introduced a new program that makes it free for Alexa developers to build and host most Alexa skills using Amazon Web Services (AWS) by providing qualified developers with AWS promotional credits.

•
Amazon announced that Alexa voice shopping now includes Prime Now, offering the fastest and easiest way to shop hands-free from Alexa-enabled devices. Customers can use their voice to shop for tens of thousands of items through Prime Now with free two-hour delivery.

•
The Alexa Skills store now offers customers more than 12,000 skills. Customers can order meals from GrubHub, listen to content from NPR One, ask WebMD health-related questions, and access more than 300 smart home skills to turn lights on or off, change light color, or even lock a door.

•
Amazon released a free, over-the-air software update for Amazon Tap, the portable Alexa-enabled Bluetooth speaker, that delivers hands-free control so customers can voice-control their Amazon Tap rather than pushing the microphone button.

•	AmazonFresh is now available in Tokyo, joining London as well as 21 metro areas in the U.S.

•	Amazon Fashion introduced seven private apparel brands to Prime members, including Goodthreads, Amazon Essentials, Paris Sunday, Mae, Ella Moon, Buttoned Down, and Lark & Ro.

•
Amazon Business expanded to the U.K., providing business customers with new features such as purchase approvals, VAT-exclusive pricing, expanded VAT invoicing, and quantity discounts. And since launching in Germany last December, Amazon Business has enrolled more than 50,000 business customers and more than 10,000 sellers, and added a new VAT calculation service that makes it simpler for sellers to provide VAT invoicing to business customers.

•
Amazon.in is the fastest growing marketplace in India, and the most visited site on both desktop and mobile, according to analytics firms comScore and SimilarWeb. Additionally, the Amazon.in mobile shopping app is the most downloaded shopping app in India, according to app analytics firm App Annie.

•
The Amazon Global Store now offers Amazon.cn customers more than 850,000 authentic products from the Japanese website, in addition to the millions of authentic, international products from the U.S. and U.K. websites.

•
The Amazon Original Series Hitoshi Matsumoto Presents Documental broke viewing records to become the most watched Amazon Original on Prime Video in Japan, and Amazon’s first German original series, You Are Wanted, set a record for the largest streaming audience on Prime Video in Germany on the opening weekend.

•
Amazon launched Prime in Mexico with over 20 million eligible products. Prime members receive free one-day shipping in several of Mexico’s largest cities, free two-day shipping in the rest of the country, as well as access to Prime Video with popular and award-winning Amazon Original Series.

•	Amazon.com introduced Amazon Cash, a new service that lets customers add cash to their Amazon Balance at thousands of locations around the country.

•
Amazon announced a new clean energy initiative to install large-scale solar systems on fulfillment center rooftops around the world. The company plans to complete installations on 15 facilities in the U.S. by the end of 2017, and complete the deployment of solar systems on 50 global fulfillment and sortation centers by 2020.

•
AWS announced Amazon Chime, a unified communications service that makes meetings easier and more efficient than ever before. Customers can start or join a meeting with a single click, and Amazon Chime delivers a frustration-free meeting experience with exceptional video and audio quality, chat, and screen sharing capabilities — all seamlessly synchronized across desktops, iOS, and Android devices.

•
AWS announced Amazon Connect, a cloud-based contact center service that is based on the same contact center technology used by Amazon customer service associates around the world to power millions of customer conversations.

•
AWS announced it will open an infrastructure region with three Availability Zones in Sweden in 2018. AWS currently operates 42 Availability Zones across 16 infrastructure regions worldwide, with another five Availability Zones across two AWS Regions in France and China expected to come online this year.

•
Recent AWS enterprise customer highlights include: Live Nation, the world’s leading live entertainment and ticketing company, announced it is going “all-in” on AWS; Dunkin’ Brands Group, Inc., the parent company of Dunkin’ Donuts and Baskin-Robbins, migrated their business-critical mobile applications, e-commerce websites, and key corporate IT infrastructure applications to AWS; HERE Technologies, a leading global provider of maps and location services, disclosed that AWS is its preferred cloud infrastructure provider and continues to expand its use of AWS to power its new Open Location Platform services; Liberty Mutual announced it is using AWS to speed implementation of a new state-of-the-art business platform to quickly bring new products and capabilities to their customers and operations; and Snap, Inc. expanded their use of AWS and announced a new, enterprise agreement to use $1 billion of AWS services over the next five years.

•
AWS launched Redshift Spectrum, a new feature of Amazon Redshift that allows customers to run queries on exabytes (1 exabyte = 1,000 petabytes) of data in Amazon S3 just as easily as they run queries against petabytes of data stored in their Amazon Redshift data warehouse. Redshift Spectrum uses the same SQL as Amazon Redshift and scales query processing across thousands of nodes to deliver fast results — even with large data sets and complex queries. For example, a complex query on an exabyte of data using 1,000 notes and the Hive Query Language would take five years. With Amazon Redshift Spectrum, the same query takes just 155 seconds.

•
AWS announced Amazon DynamoDB Accelerator (DAX), a fully-managed, highly available, in-memory cache that can reduce Amazon DynamoDB response times from milliseconds to microseconds, even at millions of requests per second. With DAX, customers using DynamoDB for mobile, web, gaming, ad tech, IoT, and many other types of applications can achieve 10x faster query performance.

•	AWS announced that customers have migrated more than 23,000 databases using the AWS Database Migration Service since it became generally available in 2016.

•
AWS announced the general availability of Amazon Lex, making the proven, highly scalable artificial intelligence (AI) technologies that power Amazon Alexa available to all developers. American Heart Association, Capital One, Freshdesk, Hubspot, Liberty Mutual, NASA, Ohio Health, and Vonage are among the customers using Amazon Lex to build rich, conversational user experiences for web, mobile, and connected device applications.

•
AWS continued to expand the breadth and depth of its Amazon Elastic Compute Cloud (EC2) offerings with the general availability of the next generation of its High I/O (I3) instances, and field programmable gate array (FPGA) accelerated (F1) instances.

•
AWS announced AWS CodeStar, a new tool that enables developers to quickly develop and run applications on AWS. CodeStar provides a single graphical interface where development teams can manage their software development activities from one place. With CodeStar, teams can easily start with one-click project templates, perform continuous delivery, manage read and write permissions of the team, and monitor application activity.

•
AWS collaborated with NASA to deliver the highest resolution video ever broadcast live from space (ultra-high-definition broadcast transmitted in 4K) during a keynote presentation at the 2017 National Association of Broadcasters Show in Las Vegas. The session featured NASA astronaut and Expedition 51 commander, Peggy Whitson, speaking live from the International Space Station 250 miles above the Earth, which travels at 17,500 miles per hour and orbits the planet 16 times per day. The session explored how advanced imaging and cloud technologies are taking scientific research and filmmaking to the next level.

Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of April 27, 2017, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and customer spending, world events, the rate of growth of the Internet, online commerce, and cloud services, and the various factors detailed below.
Second Quarter 2017 Guidance

•
Net sales are expected to be between $35.25 billion and $37.75 billion, or to grow between 16% and 24% compared with second quarter 2016. This guidance anticipates an unfavorable impact of approximately $720 million or 240 basis points from foreign exchange rates.

•	Operating income is expected to be between $425 million and $1.075 billion, compared with $1.3 billion in second quarter 2016.

•	This guidance assumes, among other things, that no additional business acquisitions, investments, restructurings, or legal settlements are concluded.

A conference call will be webcast live today at 2:30 p.m. PT/5:30 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains, and develops commercial agreements, acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is www.amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.
About Amazon
Amazon is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Fire tablets, Fire TV, Amazon Echo, and Alexa are some of the products and services pioneered by Amazon. For more information, visit www.amazon.com/about and follow @AmazonNews.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2016	2017	2016	2017

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$15,890	$19,334	$10,237	$12,470
OPERATING ACTIVITIES:
Net income	513	724	1,166	2,583
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of property and equipment, including internal-use software and website development, and other amortization, including capitalized content costs	1,827	2,435	6,682	8,725
Stock-based compensation	544	792	2,257	3,223
Other operating expense, net	43	42	155	157
Other expense (income), net	(50)	(40)	108	(10)
Deferred income taxes	11	(22)	94	(279)
Changes in operating assets and liabilities:
Inventories	769	947	(2,138)	(1,249)
Accounts receivable, net and other	412	994	(1,784)	(2,785)
Accounts payable	(5,770)	(6,865)	2,773	3,935
Accrued expenses and other	(956)	(1,404)	893	1,277
Additions to unearned revenue	2,814	4,054	8,412	13,171
Amortization of previously unearned revenue	(2,110)	(3,247)	(7,055)	(11,114)
Net cash provided by (used in) operating activities (1)	(1,953)	(1,590)	11,563	17,634
INVESTING ACTIVITIES:
Purchases of property and equipment, including internal-use software and website development, net	(1,179)	(1,861)	(4,897)	(7,417)
Acquisitions, net of cash acquired, and other	(16)	(45)	(446)	(146)
Sales and maturities of marketable securities	1,138	1,910	3,788	5,505
Purchases of marketable securities	(636)	(1,620)	(3,741)	(8,740)
Net cash provided by (used in) investing activities	(693)	(1,616)	(5,296)	(10,798)
FINANCING ACTIVITIES:
Proceeds from long-term debt and other	9	24	179	636
Repayments of long-term debt and other	(175)	(69)	(1,512)	(247)
Principal repayments of capital lease obligations	(801)	(832)	(2,761)	(3,891)
Principal repayments of finance lease obligations	(29)	(37)	(111)	(155)
Net cash provided by (used in) financing activities (1)	(996)	(914)	(4,205)	(3,657)
Foreign currency effect on cash and cash equivalents	222	226	171	(209)
Net increase (decrease) in cash and cash equivalents	(3,420)	(3,894)	2,233	2,970
CASH AND CASH EQUIVALENTS, END OF PERIOD	$12,470	$15,440	$12,470	$15,440
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long-term debt	$2	$4	$310	$292
Cash paid for interest on capital and finance lease obligations	47	61	168	220
Cash paid for income taxes, net of refunds	139	246	357	520
Property and equipment acquired under capital leases	875	1,888	4,638	6,717
Property and equipment acquired under build-to-suit leases	351	1,200	793	2,057
______________________________

(1)
As a result of the adoption of new accounting guidance, we retrospectively adjusted our consolidated statements of cash flows to reclassify excess tax benefits of $207 million for the three-months ended March 31, 2016 and $305 million for the twelve-months ended March 31, 2016 from financing activities to operating activities.

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended March 31,
	2016	2017

Net product sales	$20,581	$23,734
Net service sales	8,547	11,980
Total net sales	29,128	35,714
Operating expenses:
Cost of sales	18,866	22,440
Fulfillment	3,687	4,697
Marketing	1,436	1,920
Technology and content	3,526	4,813
General and administrative	497	795
Other operating expense, net	45	44
Total operating expenses	28,057	34,709
Operating income	1,071	1,005
Interest income	21	39
Interest expense	(117)	(139)
Other income (expense), net	81	48
Total non-operating income (expense)	(15)	(52)
Income before income taxes	1,056	953
Provision for income taxes	(475)	(229)
Equity-method investment activity, net of tax	(68)	—
Net income	$513	$724
Basic earnings per share	$1.09	$1.52
Diluted earnings per share	$1.07	$1.48
Weighted-average shares used in computation of earnings per share:
Basic	471	477
Diluted	481	490

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income
(in millions)
(unaudited)

	Three Months Ended March 31,
	2016	2017

Net income	$513	$724
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $(24) and ($13)	102	187
Net change in unrealized gains (losses) on available-for-sale securities:
Unrealized gains (losses), net of tax of $0 and $(1)	6	(2)
Reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $(1) and $0	1	3
Net unrealized gains (losses) on available-for-sale securities	7	1
Total other comprehensive income (loss)	109	188
Comprehensive income	$622	$912

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended March 31,
	2016	2017

North America
Net sales	$16,996	$20,992
Operating expenses	16,408	20,396
Operating income	$588	$596

International
Net sales	$9,566	$11,061
Operating expenses	9,687	11,542
Operating income (loss)	$(121)	$(481)

AWS
Net sales	$2,566	$3,661
Operating expenses	1,962	2,771
Operating income	$604	$890

Consolidated
Net sales	$29,128	$35,714
Operating expenses	28,057	34,709
Operating income	1,071	1,005
Total non-operating income (expense)	(15)	(52)
Provision for income taxes	(475)	(229)
Equity-method investment activity, net of tax	(68)	—
Net income	$513	$724

Segment Highlights:
Y/Y net sales growth:
North America	27%	24%
International	24	16
AWS	64	43
Consolidated	28	23
Net sales mix:
North America	58%	59%
International	33	31
AWS	9	10
Consolidated	100%	100%

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)

	December 31, 2016	March 31, 2017
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$19,334	$15,440
Marketable securities	6,647	6,091
Inventories	11,461	10,600
Accounts receivable, net and other	8,339	7,329
Total current assets	45,781	39,460
Property and equipment, net	29,114	32,632
Goodwill	3,784	3,823
Other assets	4,723	5,054
Total assets	$83,402	$80,969
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,309	$18,891
Accrued expenses and other	13,739	13,054
Unearned revenue	4,768	5,454
Total current liabilities	43,816	37,399
Long-term debt	7,694	7,691
Other long-term liabilities	12,607	14,205
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 500 and 501
Outstanding shares — 477 and 478	5	5
Treasury stock, at cost	(1,837)	(1,837)
Additional paid-in capital	17,186	17,976
Accumulated other comprehensive loss	(985)	(797)
Retained earnings	4,916	6,327
Total stockholders’ equity	19,285	21,674
Total liabilities and stockholders’ equity	$83,402	$80,969

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM) (1)	$12,039	$11,563	$13,049	$15,004	$17,272	$17,634	53%
Operating cash flow -- TTM Y/Y growth	76%	49%	45%	51%	43%	53%	N/A
Purchases of property and equipment, including internal-use software and website development, net -- TTM	$4,589	$4,897	$5,395	$6,040	$6,737	$7,417	51%
Principal repayments of capital lease obligations -- TTM	$2,462	$2,761	$3,298	$3,579	$3,860	$3,891	41%
Principal repayments of finance lease obligations -- TTM	$121	$111	$108	$131	$147	$155	39%
Property and equipment acquired under capital leases -- TTM	$4,717	$4,638	$4,676	$4,998	$5,704	$6,717	45%
Free cash flow -- TTM (1) (2)	$7,450	$6,666	$7,654	$8,964	$10,535	$10,217	53%
Free cash flow less lease principal repayments -- TTM (1) (3)	$4,867	$3,794	$4,248	$5,254	$6,528	$6,171	63%
Free cash flow less finance lease principal repayments and assets acquired under capital leases -- TTM (1) (4)	$2,612	$1,917	$2,870	$3,835	$4,684	$3,345	75%
Invested capital (5)	$31,393	$32,824	$34,695	$36,722	$39,126	$42,114	28%
Common shares and stock-based awards outstanding	490	490	495	496	497	497	1%
Common shares outstanding	471	472	474	475	477	478	1%
Stock-based awards outstanding	19	18	21	21	20	20	6%
Stock-based awards outstanding -- % of common shares outstanding	4.1%	3.9%	4.4%	4.4%	4.2%	4.1%	N/A
Results of Operations
Worldwide (WW) net sales	$35,747	$29,128	$30,404	$32,714	$43,741	$35,714	23%
WW net sales -- Y/Y growth, excluding F/X	26%	29%	30%	29%	24%	24%	N/A
WW net sales -- TTM	$107,006	$113,418	$120,637	$127,993	$135,987	$142,572	26%
WW net sales -- TTM Y/Y growth, excluding F/X	26%	28%	29%	28%	28%	26%	N/A
Operating income	$1,108	$1,071	$1,285	$575	$1,255	$1,005	(6)%
FX impact -- favorable (unfavorable)	$20	$50	$45	$8	$7	$(31)	N/A
Operating income -- Y/Y growth, excluding F/X	84%	300%	168%	40%	13%	(3)%	N/A
Operating margin -- % of WW net sales	3.1%	3.7%	4.2%	1.8%	2.9%	2.8%	N/A
Operating income -- TTM	$2,233	$3,049	$3,871	$4,040	$4,186	$4,120	35%
Operating income -- TTM Y/Y growth, excluding F/X	N/A	933%	388%	128%	83%	34%	N/A
Operating margin -- TTM % of WW net sales	2.1%	2.7%	3.2%	3.2%	3.1%	2.9%	N/A
Net income	$482	$513	$857	$252	$749	$724	41%
Net income per diluted share	$1.00	$1.07	$1.78	$0.52	$1.54	$1.48	39%
Net income -- TTM	$596	$1,166	$1,931	$2,105	$2,371	$2,583	122%
Net income per diluted share -- TTM	$1.25	$2.43	$4.02	$4.38	$4.90	$5.31	118%
______________________________

(1)
As a result of the adoption of new accounting guidance, we retrospectively adjusted our consolidated statements of cash flows to reclassify excess tax benefits from financing activities to operating activities. The amount of the adjustment was $119 million for TTM Q4 2015, $305 million for TTM Q1 2016, $323 million for TTM Q2 2016, $401 million for TTM Q3 2016, and $829 million for TTM Q4 2016.

(2)
Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, including internal-use software and website development, net,” which is included in cash flow from investing activities.

(3)
Free cash flow less lease principal repayments is free cash flow reduced by “Principal repayments of capital lease obligations,” and “Principal repayments of finance lease obligations,” which are included in cash flow from financing activities.

(4)
Free cash flow less finance lease principal repayments and assets acquired under capital leases is free cash flow reduced by “Principal repayments of finance lease obligations,” which is included in cash flow from financing activities, and property and equipment acquired under capital leases. In this measure, property and equipment acquired under capital leases is reflected as if these assets had been purchased with cash, which is not the case as these assets have been leased.

(5)	Average Total Assets minus Current Liabilities (excluding current portion of Long-Term Debt and current portion of capital lease obligations and finance lease obligations) over five quarter ends.

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Y/Y % Change
Segments
North America Segment:
Net sales	$21,501	$16,996	$17,674	$18,874	$26,240	$20,992	24%
Net sales -- Y/Y growth, excluding F/X	24%	27%	28%	26%	22%	23%	N/A
Net sales -- TTM	$63,708	$67,299	$71,176	$75,045	$79,785	$83,781	24%
Operating Income:
Operating income	$636	$588	$702	$255	$816	$596	1%
FX impact -- favorable (unfavorable)	$6	$5	$5	$6	$11	$4	N/A
Operating income -- Y/Y growth, excluding F/X		129%	100%	34%	26%	1%	N/A
Operating margin -- % of North America net sales	3.0%	3.5%	4.0%	1.3%	3.1%	2.8%	N/A
Operating income -- TTM	$1,425	$1,759	$2,113	$2,182	$2,361	$2,369	35%
Operating margin -- TTM % of North America net sales	2.2%	2.6%	3.0%	2.9%	3.0%	2.8%	N/A
International Segment:
Net sales	$11,841	$9,566	$9,844	$10,609	$13,965	$11,061	16%
Net sales -- Y/Y growth, excluding F/X	22%	26%	28%	28%	23%	21%	N/A
Net sales -- TTM	$35,418	$37,239	$39,518	$41,860	$43,983	$45,477	22%
Operating income (loss):
Operating income (loss)	$(108)	$(121)	$(135)	$(541)	$(487)	$(481)	299%
FX impact -- favorable (unfavorable)	$(47)	$21	$40	$22	$5	$(32)	N/A
Operating income/loss -- Y/Y growth (decline), excluding F/X		(27)%	(8)%	171%	354%	272%	N/A
Operating margin -- % of International net sales	(0.9)%	(1.3)%	(1.4)%	(5.1)%	(3.5)%	(4.4)%	N/A
Operating income (loss) -- TTM	$(699)	$(626)	$(571)	$(905)	$(1,283)	$(1,644)	163%
Operating margin -- TTM % of International net sales	(2.0)%	(1.7)%	(1.4)%	(2.2)%	(2.9)%	(3.6)%	N/A
AWS Segment:
Net sales	$2,405	$2,566	$2,886	$3,231	$3,536	$3,661	43%
Net sales -- Y/Y growth, excluding F/X	69%	64%	58%	55%	47%	43%	N/A
Net sales -- TTM	$7,880	$8,880	$9,943	$11,088	$12,219	$13,314	50%
Operating income:
Operating income	$580	$604	$718	$861	$926	$890	48%
FX impact -- favorable (unfavorable)	$60	$24	$—	$(20)	$(9)	$(3)	N/A
Operating income -- Y/Y growth, excluding F/X		198%	136%	106%	61%	48%	N/A
Operating margin -- % of AWS net sales	24.1%	23.5%	24.9%	26.6%	26.2%	24.3%	N/A
Operating income -- TTM	$1,507	$1,916	$2,329	$2,762	$3,108	$3,395	77%
Operating margin -- TTM % of AWS net sales	19.1%	21.6%	23.4%	24.9%	25.4%	25.5%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except employee data)
(unaudited)

	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Y/Y % Change
Net Sales:
Retail products (1)		$19,916	$20,378	$21,590	$29,548	$22,826	15%
Retail products - Y/Y growth, excluding F/X		21%	22%	20%	16%	16%	N/A
Retail third-party seller services (2)		$4,801	$5,083	$5,652	$7,456	$6,438	34%
Retail third-party seller services - Y/Y growth, excluding F/X		46%	48%	46%	39%	36%	N/A
Retail subscription services (3)		$1,300	$1,431	$1,532	$2,130	$1,939	49%
Retail subscription services - Y/Y growth, excluding F/X		56%	52%	47%	33%	52%	N/A
AWS		$2,566	$2,886	$3,231	$3,536	$3,661	43%
AWS - Y/Y growth, excluding F/X		64%	58%	55%	47%	43%	N/A
Other (4)		$545	$626	$709	$1,071	$850	56%
Other - Y/Y growth, excluding F/X		46%	65%	74%	99%	58%	N/A

Stock-based Compensation Expense
Cost of sales				$7	$9	$8	N/A
Fulfillment	$137	$116	$186	$165	$190	$163	41%
Marketing	$57	$56	$80	$85	$102	$94	68%
Technology and content	$364	$317	$419	$434	$493	$441	39%
General and administrative	$48	$55	$83	$85	$93	$86	57%
Total stock-based compensation expense	$606	$544	$768	$776	$887	$792	46%
Other
WW shipping revenue	$2,328	$1,820	$2,000	$2,154	$3,003	$2,497	37%
WW shipping revenue -- Y/Y growth	37%	40%	43%	44%	29%	37%	N/A
WW shipping costs	$4,170	$3,275	$3,362	$3,897	$5,634	$4,383	34%
WW shipping costs -- Y/Y growth	37%	42%	44%	43%	35%	34%	N/A
WW net shipping costs	$1,842	$1,455	$1,362	$1,743	$2,631	$1,886	30%
WW net shipping costs -- Y/Y growth	37%	44%	45%	42%	43%	30%	N/A
WW paid units -- Y/Y growth	26%	27%	28%	28%	24%	24%	N/A
WW seller unit mix -- % of WW paid units	47%	48%	49%	50%	49%	50%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	230,800	245,200	268,900	306,800	341,400	351,000	43%
Employees (full-time and part-time; excludes contractors & temporary personnel) -- Y/Y growth	50%	49%	47%	38%	48%	43%	N/A
________________________

(1)
Includes product sales and digital media content where we record revenue gross. We leverage our retail infrastructure to offer a wide selection of consumable and durable goods that includes electronics and general merchandise as well as media products available in both a physical and digital format, such as books, music, video, games, and software. These product sales include digital products sold on a transactional basis; digital product subscriptions that provide unlimited viewing or usage rights are included in Retail subscription services.

(2)	Includes commissions, related fulfillment and shipping fees, and other third-party seller services.

(3)	Includes annual and monthly fees associated with Amazon Prime membership, as well as audiobook, e-book, digital video, digital music, and other subscription services.

(4)	Includes sales not otherwise included above, such as certain advertising services and our co-branded credit card agreements.

Amazon.com, Inc.
Certain Definitions
Customer Accounts

•
References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•
References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

AWS Customers

•
References to AWS customers mean unique AWS customer accounts, which are unique customer account IDs that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account ID are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.

Units

•
References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon domains worldwide as well as Amazon-owned items sold through non-Amazon domains. Units sold are paid units and do not include units associated with AWS, certain acquisitions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Darin Manney, amazon-ir@amazon.com	Ty Rogers, amazon-pr@amazon.com
www.amazon.com/ir	www.amazon.com/about